                                                       Exhibit (d)(1)(Q)


                             GOVERNANCE AGREEMENT




                                     Among



                                 MEDQUIST INC.



                                      and



                     KONINKLIJKE PHILIPS ELECTRONICS N.V.


                           Dated as of May 22, 2000

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I DEFINITIONS.........................................................................................    1
   Section 1.01.     Definitions..............................................................................    1

ARTICLE II PURCHASES AND SALES OF EQUITY SECURITIES...........................................................    2
   Section 2.01.     Purchases of Equity Securities...........................................................    2
   Section 2.02.     Transfer of Common Stock.................................................................    3
   Section 2.03.     Co-Sale Right............................................................................    4

ARTICLE III CORPORATE GOVERNANCE..............................................................................    4
   Section 3.01.     Composition of the Board of Directors....................................................    4
   Section 3.02.     Election and Removal of Directors........................................................    6
   Section 3.03.     Solicitation and Voting of Shares........................................................    6
   Section 3.04.     Committees...............................................................................    7
   Section 3.05.     Certificate of Incorporation and By-Laws.................................................    8

ARTICLE IV REPRESENTATIONS AND WARRANTIES.....................................................................    8
   Section 4.01.     Representations of Purchaser and the Company.............................................    8
   Section 4.02.     Required Filings and Consents............................................................    9

ARTICLE V DIRECTORS AND OFFICERS LIABILITY INSURANCE..........................................................    9
   Section 5.01.     Insurance................................................................................    9

ARTICLE VI MISCELLANEOUS......................................................................................    9
   Section 6.01.     Notices..................................................................................    9
   Section 6.02.     Amendments; No Waivers...................................................................   10
   Section 6.03.     Severability.............................................................................   10
   Section 6.04.     Entire Agreement; Assignment.............................................................   11
   Section 6.05.     Parties in Interest......................................................................   11
   Section 6.06.     Governing Law and Venue; Waiver of Jury Trial; Specific Performance......................   11
   Section 6.07.     Headings.................................................................................   12
   Section 6.08.     Counterparts; Facsimile..................................................................   12
   Section 6.09.     Effective Time; Termination..............................................................   12
   Section 6.10.     Combinations or Divisions of Equity Securities...........................................   12

                              GOVERNANCE AGREEMENT

     GOVERNANCE AGREEMENT (this "Agreement"), dated as of May 22, 2000, between Koninklijke Philips Electronics N.V., a corporation organized under the laws of The Netherlands ("Purchaser"), and MedQuist Inc., a New Jersey corporation (the "Company").

     WHEREAS, Purchaser and the Company have entered into a Tender Offer Agreement dated as of May 22, 2000 (the "Tender Offer Agreement") pursuant to which Purchaser will commence a tender offer for 22,250,327 shares of the Company's common stock, no par value (the "Common Stock"), at a price of $51.00 per share in cash net to the Seller, subject to the terms and conditions set forth in the Tender Offer Agreement (the "Tender Offer"); and

     WHEREAS, Purchaser and the Company desire to establish in this Agreement certain terms and conditions concerning the corporate governance of the Company and certain terms and conditions concerning the acquisition and disposition of securities of the Company by Purchaser and its Affiliates and Associates (each as defined in Section 1.01 below); and

     WHEREAS, to induce the Company to enter into the Tender Offer Agreement, the Company has requested that Purchaser enter into this Agreement; and

     NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, Purchaser and the Company hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01.  Definitions.  As used in this Agreement, the following
                    -----------
terms have the following meanings:

          (a) "Affiliate" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

          (b) "Associate" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

          (c) "Beneficial owner" and to "beneficially own" has the same meaning as in Rule 13d-3 promulgated under the Exchange Act.

          (d) "Board of Directors" means the entire Board of Directors of the Company, as constituted from time to time.

          (e)  "Director" means a member of the Board of Directors.

          (f) "Equity Security" means any (i) Voting Stock, (ii) securities of the Company convertible into or exchangeable for Voting Stock, and (iii) options, rights, warrants and similar securities issued by the Company to purchase Voting Stock.

          (g) "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended.

          (h) "Independent Director" means a director of the Company (i) who is not and has never been an officer or employee of the Company, any Affiliate or Associate of the Company, or an entity that derived 5% or more of its revenues or earnings in its most recent fiscal year from transactions involving the Company or any Affiliate or Associate of the Company, (ii) who is not and has never been an officer, employee or director of Purchaser, any Affiliate or Associate of Purchaser, or an entity that derived more than 5% of its revenues or earnings in its most recent fiscal year from transactions involving Purchaser or any Affiliate or Associate of Purchaser and (iii) who was nominated for such position by the Nominating Committee in accordance with Section 3.04(a)(i). The initial Independent Directors shall be John H. Underwood, Richard H. Stowe and
A. Fred Ruttenberg.

          (i) "Officer" has the same meaning as in Rule 16a-1(f) promulgated under the Exchange Act.

          (j)  "SEC" means the United States Securities and Exchange Commission.

          (k) "Securities Act" means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as amended.

          (l) "Subsidiary" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

          (m) "Voting Stock" means shares of capital stock of the Company (including the Common Stock) having the right to vote generally in any election of Directors.

                                  ARTICLE II

                   PURCHASES AND SALES OF EQUITY SECURITIES

     Section 2.01.  Purchases of Equity Securities.
                    ------------------------------

          (a) Until the third anniversary of the Effective Time, Purchaser shall not, directly or indirectly through one or more of its Affiliates or Associates, purchase or otherwise acquire, or propose or offer to purchase or acquire, or otherwise become the beneficial owner, individually or as a member of a "group" (as defined for purposes of Section 13d of the Exchange Act), of any Equity Securities, whether by merger, consolidation, recapitalization, tender or exchange offer, market purchase, privately negotiated purchase, or otherwise, if, immediately after such transaction, Purchaser and its Affiliates or Associates would, directly or indirectly, beneficially own in excess of 75% of the then outstanding shares of Voting Stock; provided, however, that after the first anniversary of the Effective Time, subject to the receipt of the approval of the Supervisory Committee (as defined below), Purchaser or any of its Affiliates or Associates may acquire, in one transaction or in a series of related transactions, all, but not less than all, of the Equity Securities of the Company which are not then, directly or indirectly, beneficially owned by Purchaser or one or more of its Affiliates or Associates.

          (b) Notwithstanding the foregoing, Purchaser shall not be deemed to be in violation of this Section 2.01 if Purchaser, or its Affiliates or Associates in the aggregate, inadvertently becomes the direct or indirect beneficial owner of more than 75% of the then outstanding shares of Voting Stock and, as soon as commercially practicable, divests itself or themselves of a sufficient amount of the Equity Securities so that it or they are no longer the beneficial owner of more than 75% of the then outstanding shares of Voting Stock.

     Section 2.02.  Transfer of Common Stock.
                    -------------------------

          (a) Until the first anniversary of the Effective Time, Purchaser will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell, transfer or otherwise dispose of any Equity Securities beneficially owned, directly or indirectly, by Purchaser or its Subsidiaries except to Purchaser or to any Subsidiary of Purchaser. Until the first anniversary of the Effective Time, Purchaser will not sell, transfer or otherwise dispose of any of the capital stock (or any options or warrants to purchase capital stock or securities convertible or exchangeable for capital stock (collectively, "Derivative Equity Securities")) of any Subsidiary of Purchaser that owns Equity Securities if, as a result of such sale, transfer or other disposition, such Subsidiary would no longer be a Subsidiary, unless Purchaser shall have first caused any such Equity Securities to be transferred to another Subsidiary of Purchaser. Notwithstanding anything to the contrary contained in Section 2.02(a), Purchaser may sell, transfer or assign Equity Securities, or the capital stock or Derivative Equity Securities of its Subsidiaries, or permit any of its Subsidiaries which beneficially own Equity Securities to sell, transfer or assign such Equity Securities, so long as after giving affect to any such sales, transfers or assignments of Equity Securities, Purchaser and its Subsidiaries, beneficially own at least 60% of the then outstanding shares of Voting Stock.

          (b) Subject to the provisions of Section 2.03, after the first anniversary of the Effective Time, Purchaser and its Subsidiaries may sell, transfer or otherwise dispose of any of the Equity Securities beneficially owned to any person or entity.

          (c) Until the third anniversary of the Effective Time, each certificate evidencing outstanding Equity Securities that is beneficially owned by Purchaser or its Affiliates or Associates shall be stamped or otherwise imprinted with a legend substantially in the following form:

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCKHOLDERS AGREEMENT DATED AS OF MAY 22, 2000, A COPY OF WHICH IS AVAILABLE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE

          BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS HAVE BEEN COMPLIED WITH."


          (d) Any Affiliate or Associate of Purchaser that is a purported purchaser, transferee or other recipient of Equity Securities permitted pursuant to this Article II (other than in open-market purchases) shall, as a condition precedent to its receipt and ownership of any such Equity Securities, execute an agreement pursuant to which it becomes legally bound by this Agreement and the restrictions contained herein.

          (e) Proposed transfers of Equity Securities that are not in compliance with this Article II shall be of no force or effect and the Company shall not be required to recognize any such transfer or purported transfer.

     Section 2.03.  Co-Sale Right.
                    -------------

          (a) During the period beginning on the first anniversary of the Effective Time and ending on the third anniversary of the Effective Time, Purchaser shall not enter into or consummate any transaction (or series of related transactions) involving the sale or transfer of Equity Securities (or the sale or transfer of capital stock or Derivative Equity Securities of any Subsidiary which beneficially owns Equity Securities) that would result in (i) any person other than the Purchaser or any Affiliate or Associate of Purchaser beneficially owning in excess of 10% of the outstanding Voting Stock (a "Third Party Purchaser") and (ii) Purchaser and its Affiliates and Associates beneficially owning less than a majority of the then outstanding Voting Stock, unless:

               (i) the Third-Party Purchaser contemporaneously therewith offers to acquire, or acquires, on the same terms and conditions as are applicable to Purchaser, its Affiliates or Associates, 100% of the Voting Stock beneficially owned by persons or entities other than Purchaser, its Affiliates or Associates, or

               (ii) the Third-Party Purchaser offers to purchase, on the same terms and conditions as are applicable to the Purchaser, its Affiliates or Associates, pursuant to a tender or exchange offer made in accordance with applicable law, including Section 14(d)(1) and Regulation 14D of the Exchange Act, all or a specified percentage of the outstanding shares of Voting Stock; it being understood that in such event, Purchaser agrees that neither it, nor any of its Affiliates or Associates will sell to the Third Party Purchaser, its Affiliates or Associates, any shares of Voting Stock beneficially owned by it other than pursuant to such contemplated tender or exchange offer.

                                  ARTICLE III

                             CORPORATE GOVERNANCE

     Section 3.01.  Composition of the Board of Directors.
                    -------------------------------------

          (a) The Company shall take any and all action necessary (including by securing the resignation of persons who were Directors prior to the Effective
Time) so that promptly following the Effective Time, the Board of Directors shall consist of eleven Directors, of which (i) one Director shall be the Chief Executive Officer of the Company and one Director shall be another Officer of the Company designated by the Chief Executive Officer of the Company (together, the "Management Directors"), (ii) six Directors shall be designated by Purchaser, all of whom may be directors, officers, employees, Affiliates or Associates of Purchaser (the "Purchaser Directors"), and (iii) three Directors shall be Independent Directors. From and after the time the Board of Directors has been reconstituted in accordance with the preceding sentence, the Board of Directors shall consist of eleven Directors, of which (i) two Directors shall be Management Directors, (ii) in accordance with subsection (b) below, six or fewer Directors shall be Purchaser Directors, and (iii) in accordance with subsection
(c) below, three or more shall be Independent Directors; provided, however, the Board of Directors shall be empowered in its discretion to increase or decrease, from time to time, the number of Directors so long as (x) there shall be at least two Management Directors and three Independent Directors, and (y) the relative percentage of Management Directors, Independent Directors and Purchaser Directors shall be maintained, in all material respects, as in effect immediately prior to any such increase or decrease; and, provided, further, that if the Board of Directors changes the number of Directors constituting the entire Board of Directors, then the number of Directors and the percentages set forth in subsection (b) below shall be appropriately adjusted, subject to the immediately preceding provisions.

          (b) Subject to subsection (a) above and subsection (c) below, the parties agree that:

               (i) until the first date that Purchaser and its Subsidiaries shall not beneficially own, in the aggregate, at least a majority of the outstanding Voting Stock, Purchaser shall have the right to designate six Purchaser Directors;

               (ii) after the first date that Purchaser and its Subsidiaries shall beneficially own, in the aggregate, less than a majority but at least 36% of the outstanding Voting Stock, Purchaser shall have the right to nominate four, but not more than four, Purchaser Directors;

               (iii) after the first date that Purchaser and its Subsidiaries shall beneficially own, in the aggregate, less than 36% but at least 27% of the outstanding Voting Stock, Purchaser shall have the right to nominate three, but not more than three, Purchaser Directors;

               (iv) after the first date that Purchaser and its Subsidiaries shall beneficially own, in the aggregate, less than 27% but at least 18% of the outstanding Voting Stock, Purchaser shall have the right to nominate two, but not more than two, Purchaser Directors;

               (v) after the first date that Purchaser and its Subsidiaries shall beneficially own, in the aggregate, less than 18% but at least 5% of the outstanding Voting

Stock, Purchaser shall have the right to nominate one, but not more than one, Purchaser Director; and

               (vi) After the first date that Purchaser and its Subsidiaries shall beneficially own, in the aggregate, less than 5% of the outstanding Voting Stock, Purchaser shall have no right to nominate any Directors.

          (c) In the event that Purchaser shall have the right to designate less than six Directors pursuant to subsection 3.01(b) above, the Nominating Committee shall nominate that number of additional Independent Directors as is necessary to constitute the entire Board of Directors (as constituted at such time) and Purchaser shall cause such Purchaser Directors to resign promptly so as to permit the additional Independent Directors to be appointed or elected.

          (d) Purchaser shall have the right to designate any replacement for a Purchaser Director at the termination of such Director's term or upon such Director's death, resignation, retirement, disqualification, removal from office or other cause, and the Chief Executive Officer of the Company shall have the right to designate any replacement for a Management Director at the termination of such Director's term or upon such Director's death, resignation, retirement, disqualification, removal from office or other cause.

          (e) No individual who is an officer, director, partner or principal stockholder of any competitor of the Company or any of its Subsidiaries shall serve as a Director; provided, however, the foregoing shall not apply to officers, directors, partners or principal stockholders of Purchaser, its Affiliates or Associates.

          (f) The parties hereto acknowledge that no director of the Company shall be deemed to be the deputy of, or otherwise be required to discharge his or her duties as a member of the Board of Directors under the direction of, or with special attention to the interests of, any shareholder of the Company, and each director shall be required to discharge his or her duties to all shareholders of the Company.

     Section 3.02.  Election and Removal of Directors.  In connection with the
                    ---------------------------------
filling of any vacancy on the Board of Directors, however such vacancy shall have resulted, Purchaser shall cause each Purchaser Director to vote in favor of those Directors nominated or designated in accordance with this Article III. Purchaser shall not take any action or permit any Purchaser Director to take any action to remove any Director, other than a Purchaser Director, without cause.

     Section 3.03.  Solicitation and Voting of Shares.
                    ---------------------------------

          (a) The Company shall use commercially reasonable efforts to solicit from the stockholders of the Company eligible to vote for the election of Directors proxies in favor of the nominees designated or nominated in accordance with this Article III.

          (b) Purchaser shall vote or cause to be voted all of its shares of Voting Stock beneficially owned by it or by any of its Affiliates or Associates (other than shares of Voting

Stock obtained by its Affiliates (other than its Subsidiaries) or Associates in open-market purchases) in favor of nominees designated or nominated in accordance with this Article III.

          (c) Purchaser shall vote or cause to be voted, whether at a meeting or by execution of a written consent, all of the shares of Voting Stock beneficially owned by it or by any of its Affiliates or Associates in favor of the approval of an increase in the maximum number of shares of the Common Stock which may be issued under the Company's Incentive Stock Option Plan for Officers and Key Employees to 7,130,000 shares.

     Section 3.04.  Committees.
                    ----------

          (a) Subject to the general oversight and authority of the full Board of Directors, the Board of Directors shall establish and, during the term of this Agreement, empower and maintain the committees of the Board of Directors contemplated by this Section 3.04:

               (i) a Nominating Committee, responsible, among other things, for the nomination, subject to Section 3.01, of the Independent Directors and consisting solely of two Independent Directors, one Purchaser Director and one Management Director as selected by the Board of Directors from time to time;

               (ii) a Compensation Committee, responsible, among other things, for the adoption, amendment and administration of all employee benefit plans and arrangements and the compensation of all Officers of the Company, and consisting of two Independent Directors and two Purchaser Directors as selected by the Nominating Committee and the Purchaser, respectively, from time to time;

               (iii) a Supervisory Committee, responsible, among other things, for (A) the general oversight, administration, amendment and enforcement, on behalf of the Company, of (1) those provisions of the Tender Offer Agreement that survive Purchaser's purchase of shares pursuant to the Tender Offer, (2) this Agreement, and (3) that certain License Agreement dated today's date between an Affiliate of Purchaser and the Company, and (B) the entry into, general oversight, administration, amendment and enforcement, on behalf of the Company, of any other agreements or arrangements between the Company or any of its Subsidiaries, on the one hand, and the Purchaser and any of its Subsidiaries on the other hand, which would be required pursuant to Regulation S-K promulgated by the SEC to be disclosed in a registration statement filed under the Securities Act or in a proxy statement or other report filed under the Exchange Act; and consisting of at least three Independent Directors selected by a majority of the Independent Directors; and

               (iv) such other committees as the Board of Directors deems necessary or desirable; provided that such committees shall not conflict with,
                        --------
supersede or duplicate the duties or responsibilities of the Committees established pursuant to this Section 3.04.

          (b) Each Committee established pursuant to this Agreement shall act by the affirmative vote of a majority of its members or by unanimous written consent.

     Section 3.05.  Certificate of Incorporation and By-Laws.
                    ----------------------------------------

          (a) The Company and Purchaser shall take or cause to be taken all lawful action necessary to ensure at all times that the Company's Certificate of Incorporation and By-Laws are not, at any time, inconsistent with the provisions of this Agreement.

          (b) The Certificate of Incorporation and By-laws of the Company shall contain provisions no less favorable with respect to indemnification than are set forth in Article X of the By-laws of the Company as in effect on the date hereof, which provisions shall not be amended, repealed or otherwise modified in any manner that would affect adversely the rights thereunder of the directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by law.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

     Section 4.01.  Representations of Purchaser and the Company.  Purchaser
                    --------------------------------------------
and the Company represent and warrant, to each other as follows:

          (a)  Authority Relative to This Agreement. It has all necessary power
               ------------------------------------
and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by it and the consummation by it of this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on its part are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (b)  No Conflict.  The execution and delivery by it of this Agreement
               -----------
do not, and its performance of its obligations under this Agreement will not,
(i) conflict with or violate the Certificate of Incorporation or By-Laws (or similar constitutive documents) of it or any of its Subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to it or to any of its Subsidiaries, or by which any of its property or assets or any of the property or assets of its Subsidiaries is bound or affected, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrances on any of its property or assets or on any of the property or assets of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or any of its property or assets or any of the property or assets of its Subsidiaries is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement (a "Material Adverse Effect").

     Section 4.02.  Required Filings and Consents.  This execution and delivery
                    -----------------------------
by it of this Agreement does not, and the performance of this Agreement by it will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state blue sky and takeover laws, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on it.

                                   ARTICLE V

                  DIRECTORS AND OFFICERS LIABILITY INSURANCE

     Section 5.01.  Insurance.  The Company hereby agrees that it shall
                    ---------
maintain the same directors and officers liability ("D&O Insurance") for the benefit of each Director and officer of the Company, provided, however, that in
                                                     --------  -------
the event that Purchaser determines that it can provide such D&O Insurance more cost effectively than the Company, Purchaser may do so.

                                  ARTICLE VI

                                 MISCELLANEOUS

     Section 6.01.  Notices.  All notices, requests, claims, demands and other
                    -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission, overnight courier guaranteeing next business day delivery, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

     if to Purchaser, to:

          Koninklijke Philips Electronics N.V.
          Rembrandt Tower
          Amstelplein 1
          1096 HA Amsterdam,
          The Netherlands
          Attention:  General Secretary
          Facsimile:  (011) 31-20-597-7150
     with a copy to:

          Sullivan & Cromwell
          125 Broad Street
          New York, NY  10004
          Attention:  Stephen M. Kotran
          Facsimile:  212-558-3588

     if to the Company, to:

          MedQuist Inc.
          Five Greentree Centre, Suite 311
          Marlton, New Jersey 08053
          Attention:     Chief Executive Officer; and
                         Senior Vice President and General Counsel
          Facsimile:     856-596-3351

     with a copy to:

          Pepper Hamilton LLP
          3000 Two Logan Square
          Eighteenth and Arch Streets
          Philadelphia, PA  19103-2799
          Attention: James D. Epstein
          Facsimile: 215.981.4750

     Section 6.02.  Amendments; No Waivers.
                    ----------------------

          (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of any amendment, by Purchaser and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that no such amendment or waiver by the Company shall be effective without the approval of the Supervisory Committee.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder, shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 6.03.  Severability.  If any term or other provision of this
                    ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the matters contemplated hereby are not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

     Section 6.04.  Entire Agreement; Assignment.  This Agreement constitutes
                    ----------------------------
the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise without the written consent of the other parties hereto.

     Section 6.05.  Parties in Interest.  This Agreement shall be binding upon
                    -------------------
and inure solely to the benefit of each party hereto and its successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     Section 6.06.  Governing Law and Venue; Waiver of Jury Trial; Specific
                    -------------------------------------------------------
Performance.
-----------

          (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW JERSEY WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the Federal courts of the United States of America located in the State of New Jersey solely in respect of the interpretation and enforcement of the provisions of this Agreement, and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.01 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

          (b)  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH
MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND (ii) AGREES THAT THE PARTIES SHALL BE ENTITLED TO SPECIFIC PERFORMANCE OF THE TERMS HEREOF WITHOUT THE REQUIREMENT THAT A BOND BE POSTED. EACH

PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAVIERS AND CERTIFICATIONS IN THIS SECTION 6.06.

     Section 6.07.  Headings.  The descriptive headings contained in this
                    --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 6.08.  Counterparts; Facsimile.  This Agreement may be executed
                    -----------------------
and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     Section 6.09.  Effective Time; Termination.  This Agreement shall
                    ---------------------------
automatically become effective, without any action on the part of any party hereto, upon payment by Purchaser for all shares of Common Stock validly tendered and not withdrawn (subject to the terms and conditions of the Offer (as defined in the Tender Offer Agreement)) pursuant to the Tender Offer Agreement (the "Effective Time"), and shall terminate upon the earlier of (i) the mutual agreement of the parties hereto and (ii) the first date on which Purchaser no longer, directly or indirectly, beneficially owns at least 5% of the Voting Stock; provided, however, the provisions of Section 3.04 shall terminate and be of no further force or effect as of the first date when Purchaser Directors do not constitute a majority of the Board of Directors.

     Section 6.10.  Combinations or Divisions of Equity Securities.  In the
                    ----------------------------------------------
event that any of the outstanding Equity Securities shall be subdivided into a greater or combined into a lesser number of such securities, whether by stock dividend, stock split, reverse stock split, recapitalization, combination of shares or any similar action, any references to numbers, percentages or calculations thereof in this Agreement shall be proportionately adjusted wherever applicable.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.


                                        KONINKLIJKE PHILIPS ELECTRONICS NV

                                        By: /s/ A. Baan
                                           -----------------------------
                                        Name: A. Baan
                                        Title: Executive Vice President
                                               Philips Electronics

                                        By: /s/ J.H.M. Hommen
                                           -----------------------------
                                        Name: J.H.M. Hommen
                                        Title: Executive Vice President
                                               Philips Electronics


                                        MEDQUIST INC.

                                        By: /s/ David A. Cohen
                                           -----------------------------
                                        Name: David A. Cohen
                                        Title: Chairman & CEO